Exhibit 10.19
HALOZYME THERAPEUTICS, INC.
OUTSIDE DIRECTOR COMPENSATION PLAN
     Commencing upon stockholder approval of the 2008 Outside Directors’ Stock Plan, outside directors of Halozyme Therapeutics, Inc. (the “Company”), will receive an initial restricted stock grant of 20,000 shares of common stock upon joining the Board. The initial restricted stock grant will vest upon the later of: (a) the first day that the outside director may trade the Company’s stock in compliance with the Company’s Insider Trading Policy that occurs after the six month anniversary of the date of grant or (b) the first day that the outside director may trade the Company’s stock in compliance with the Company’s Insider Trading Policy that occurs after the date of the first annual meeting following the initial restricted stock grant.
     Currently, outside directors also automatically receive annual option grants of 10,000 shares of common stock and restricted stock grants of 15,000 shares of common stock immediately following future annual meetings of stockholders. The annual option grant will vest and become exercisable on the date immediately preceding the date of the annual meeting following the date of grant. The annual restricted stock grant will vest on the first day that the outside director may trade the Company’s stock in compliance with the Company’s Insider Trading Policy that occurs after the date immediately preceding the annual meeting following the date of grant.
     Commencing with the 2009 annual meeting of stockholders, outside directors will automatically receive annual restricted stock grants of 20,000 shares of common stock immediately following each annual meeting of stockholders (annual option grants will no longer be issued to outside directors). The annual restricted stock grant will vest on the first day that the outside director may trade the Company’s stock in compliance with the Company’s Insider Trading Policy that occurs after the date immediately preceding the annual meeting following the date of grant.
     Outside directors receive an annual retainer of $30,000 for service on the Board as well as an annual retainer for service on any committee of the Board. Outside directors serving on the Board’s Audit Committee will receive an annual retainer of $15,000, provided that the Chair of that committee will receive an annual retainer of $30,000. Outside directors serving on the Board’s Compensation Committee will receive an annual retainer of $10,000, provided that the Chair of that committee will receive an annual retainer of $20,000. Outside directors serving on the Board’s Nominating and Governance Committee will receive an annual retainer of $5,000, provided that the Chair of that committee will receive an annual retainer of $10,000. Lastly, an outside director serving as the Chair of the Board of Directors will receive an annual retainer of $30,000.